                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             Tower Automotive, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             TOWER AUTOMOTIVE, INC.
                                4508 IDS CENTER
                             MINNEAPOLIS, MN 55402
                                 April 10, 2000

To Our Stockholders:

     You are cordially invited to attend Tower Automotive, Inc.'s 2000 Annual Meeting of Stockholders which will be held on May 18, 2000, at 1:00 p.m. local time, at the Tower Automotive Technical Center, 27175 Haggerty Road in Novi, Michigan.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposals listed in the Notice of Meeting are more fully described in the Proxy Statement.

     Whether or not you plan to attend the Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          Sincerely,

                                          /s/ S.A. Johnson

                                          S. A. Johnson
                                          Chairman of the Board

                             TOWER AUTOMOTIVE, INC.
                                   NOTICE OF
                      2000 ANNUAL MEETING OF STOCKHOLDERS

TIME:            1:00 p.m. local time, May 18, 2000.

PLACE:           Tower Automotive Technical Center
                 27175 Haggerty Road
                 Novi, Michigan.

PROPOSALS:       (1) Election of directors;

                 (2) Approval of the Tower Automotive, Inc. Director Deferred
                     Stock Purchase Plan;

                 (3) Ratification of Arthur Andersen LLP as independent public accountants of Tower Automotive; and to transact any other proper business.

RECORD DATE:     Only holders of record at the close of business on March 24,
                 2000 are entitled to notice of and to vote on all proposals presented at the meeting and at any adjournments or postponements thereof. A list of such holders will be available prior to the meeting at Tower Automotive's corporate office for examination by any such holder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          Secretary

Dated: April 10, 2000

                            YOUR VOTE IS IMPORTANT!

  TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY
          CARD OR COMPLY WITH THE PROCEDURES FOR VOTING BY TELEPHONE.

                             TOWER AUTOMOTIVE, INC.
                                4508 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2000
                           -------------------------

     This Proxy Statement and accompanying Proxy are being furnished to the holders of Common Stock, par value $.01 per share, (the "Common Stock") of Tower Automotive, Inc. ("Tower Automotive" or the "Company") in connection with the solicitation of Proxies on behalf of the Board of Directors of Tower Automotive (the "Board of Directors") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 18, 2000 at 1:00 p.m. local time at the Tower Automotive Technical Center, 27175 Haggerty Road in Novi, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 10, 2000 to holders of record on March 24, 2000 of the Common Stock.

     When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, FOR the proposals set forth in Items 2 and 3 in the Notice of Meeting, and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

     Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted by written notice to the Secretary of Tower Automotive prior to the Annual Meeting or by submission of a later-dated Proxy or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

     On March 24, 2000, there were 46,964,508 shares of Common Stock outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote per share. The presence in person or by Proxy of at least 51% of such shares shall constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

                             ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of seven members; effective as of the Annual Meeting date, the Board has elected to increase the number of members to eight. The Board has nominated and recommends the election of each of the eight nominees set forth below as a director of Tower Automotive to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of the nominees are incumbent directors of Tower Automotive, previously elected by Tower Automotive's stockholders, except for Mr. Geissinger. The Board of Directors expects all nominees named below to be available for election. If any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by Proxy. Accordingly, the eight individuals who receive the greatest number of votes cast by stockholders will be elected as directors of Tower Automotive. There is no right to cumulative voting as to any matter, including the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

     The following sets forth information as to each nominee for election at the Annual Meeting, including age as of March 24, 2000, principal occupation and employment for a minimum of the past five years, directorships in other publicly held companies and period of service as a director of Tower Automotive.

     S. A. (Tony) Johnson, 59, has served as Chairman and a Director of Tower Automotive since April 1993. Mr. Johnson is the founder, Chief Executive Officer and President of Hidden Creek Industries ("Hidden Creek"), a private industrial management company based in Minneapolis which has provided certain management and other services to Tower Automotive. Mr. Johnson is also the Managing Partner of J2R Partners ("J2R"), an investment partnership that participated in the acquisition of R.J. Tower Corporation. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson currently serves as Chairman and a director of Dura Automotive Systems, Inc., a manufacturer of mechanical assemblies and integrated systems for the automotive industry, and served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of automotive interior trim components, from May 1990 until its sale to Lear Corporation in August 1995.

     Dugald K. Campbell, 53, has served as President, Chief Executive Officer and a Director of Tower Automotive since December 1993. From 1991 to 1993, Mr. Campbell served as a consultant to Hidden Creek. From 1988 to 1991, he served as Vice President and General Manager of the Sensor Systems Division of Siemens Automotive, a manufacturer of engine management systems and components. From 1972 to 1988, Mr. Campbell held various executive, engineering and marketing positions with Allied Automotive, a manufacturer of vehicle systems and components and a subsidiary of AlliedSignal, Inc.

     Kim B. Clark, 50, has served as a Director of Tower Automotive since December 1995. Mr. Clark has served as Dean of the Graduate School of Business Administration at Harvard University in Cambridge, Massachusetts since September 1995. Since 1978, Dean Clark has served as a professor of business administration at Harvard Business School. Dean Clark is also a director of Guidant Corp., a manufacturer of medical implants, and Fleet Financial, a financial services company.

     Jurgen M. Geissinger, 40, has been nominated for election to serve on the Board of Directors. Mr. Geissinger has served as President and Chief Executive Officer of INA Holding GmbH & Co. KG, a global manufacturer of bearings, linear guidance systems, automotive transmissions and engine systems since November 1998. From 1992 to October 1998, Mr. Geissinger served in various positions at ITT Automotive, most recently as Senior Vice President with responsibility for the Brakes and Chassis Engineering Division worldwide.

     F.J. (Joe) Loughrey, 50, has served as a Director of Tower Automotive since November 1994. Mr. Loughrey joined Cummins Engine Company, Inc. in 1974 and has served as Executive Vice President and President -- Engine Business since October 1999. Prior thereto, Mr. Loughrey served as Executive Vice President and Group President -- Industrial and Chief Technical Officer from 1996 to 1999.

     James R. Lozelle, 54, has served as a Director of Tower Automotive since May 1994. Mr. Lozelle served as Executive Vice President for Tower Automotive, with responsibility for Tower Automotive's operations in Milwaukee, Wisconsin and Roanoke, Virginia from April 1997 to January 1999. From the acquisition of Edgewood Tool and Manufacturing Company ("Edgewood") in May 1994 until March 1997, Mr. Lozelle served at the Tower Automotive Technical Centers, with responsibility for advanced product development and customer service. Mr. Lozelle served as President of Edgewood from 1982 until it was acquired by Tower Automotive. Mr. Lozelle joined Edgewood in 1970 and served as Vice President from 1971 to 1982. Mr. Lozelle is chairman of the Near Zero Stamping research project of the Autobody Consortium.

     Scott D. Rued, 43, has served as Vice President, Corporate Development and a Director of Tower Automotive since April 1993. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc. from April 1990 until its sale to Lear Corporation in August 1995. Mr. Rued, a partner of J2R, has also served as Executive Vice President and Chief Financial Officer of Hidden Creek since January 1994 and served as its Vice President -- Finance and Corporate Development from June 1989 through 1993. Mr. Rued is also a director of The Rottlund Company, Inc., a corporation engaged in the development and sale of residential real estate.

     Enrique Zambrano, 44, has served as a Director of Tower Automotive since December 1997. Mr. Zambrano has served as Chief Executive Officer and a director of Proeza, S.A. de C.V., a diversified international company that has operations primarily in the automotive and citrus juice processing industries, since 1988. Mr. Zambrano is also a Director of IMSA, a steel processing company, Dataflux, a leading value added distributor of computer equipment and ITESM, the largest private University in Mexico.

     There are no family relationships between any of the foregoing persons or any of Tower Automotive's executive officers.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held four meetings (exclusive of committee meetings) during the preceding fiscal year. During 1999, each director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

     Executive Committee. The Executive Committee of the Board of Directors (the "Executive Committee") consists of S.A. Johnson (Chairman), Dugald K. Campbell, James R. Lozelle and Scott D. Rued. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in such manner as it shall deem for the best interest of Tower Automotive in all cases in which specific direction shall not have been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee met two times during the preceding fiscal year.

     Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") consists of Kim B. Clark and F.J. Loughrey. The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for Tower Automotive and accounting principles and auditing practices and procedures to be employed in the preparation and review of Tower Automotive's financial statements. The Audit Committee is also responsible for recommending to the Board of Directors independent public accountants to audit the annual financial statements of Tower Automotive. The Audit Committee met twice during the preceding fiscal year.

     Compensation Committee. The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Kim B. Clark and F.J. Loughrey. During the last fiscal year, the Compensation Committee made recommendations to the Board of Directors with respect to salaries, compensation and benefits of directors and executive officers of Tower Automotive and granted options under the 1998 Tower Automotive, Inc. Long-Term Incentive Plan (the "Plan") to purchase Common Stock of Tower Automotive. The Compensation Committee met six times during the preceding fiscal year.

     Nominating Committee. Tower Automotive does not have a nominating committee. However, the functions of the Nominating Committee are performed by the Compensation Committee.

COMPENSATION OF DIRECTORS

     For service in 1999, directors who are not employees of Tower Automotive or any of its affiliates ("Outside Directors") each receive an annual fee of $18,000 for serving as a director of Tower Automotive. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended, $500 for each committee meeting attended and reimbursement of out of pocket expenses incurred to attend such meetings.

     Effective for the year beginning as of this year's Annual Meeting of Stockholders, Outside Directors will be paid an annual retainer of $75,000 (25% or more of which may be deferred under the terms of the proposed Tower Automotive, Inc. Director Deferred Stock Purchase Plan described below). No other amounts for meetings or other services will be paid, nor will any options be granted for such year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Tower Automotive's officers, directors and persons who beneficially own more than ten percent of a registered class of Tower Automotive's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish Tower Automotive with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to Tower Automotive, or written representations that no Form 5 filings were required, Tower Automotive believes that during the period from January 1, 1999 through December 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                 PROPOSAL TO APPROVE THE TOWER AUTOMOTIVE, INC.
                     DIRECTOR DEFERRED STOCK PURCHASE PLAN

     On April 10, 2000, the Board of Directors adopted the Tower Automotive, Inc. Director Deferred Stock Purchase Plan (the "Plan"), subject to approval by the Company's stockholders. The Plan permits each Outside Director (as defined by the Plan) to defer and invest all or part of his or her annual retainer in restricted stock units equivalent to shares of Company stock. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement.

     PURPOSE. The purposes of the Plan are to provide Outside Directors the opportunity to increase their equity interest in the Company, to attract and retain highly qualified directors and to align the interests of directors with the interests of stockholders of the Company.

     ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), or any other committee designated by the Board of Directors to administer the Plan.

     ELIGIBILITY. Each Director of the Company who qualifies as an Outside Director is eligible to participate in the Plan. An Outside Director is any director of the Company who (a) is not a contractual nor common law employee of the Company or any of its Subsidiaries or Affiliates, or (b) does not directly or indirectly own beneficially more than five percent (5%) of any outstanding security of the Company, including being a shareholder, owner, partner, director, or holder of more than ten percent (10%) of the equity or capital of any entity which owns beneficially more than five percent (5%) of any outstanding security of the Company. Each year, an Outside Director may become a participant in the Plan by filing with the Committee an "Election to Participate" in advance of the beginning of such plan year. Each plan year will commence on the date of the Company's Annual Meeting of Stockholders for that year and end at the date of the Annual Meeting in the following year. There are currently six Outside Directors eligible to participate in the Plan.

     RESTRICTED STOCK UNITS. The Plan permits each Outside Director to defer and invest all or part of his or her annual retainer in restricted stock units ("Restricted Stock Units") equivalent to shares of Common Stock of the Company. Each year an Outside Director may elect to defer a percentage in an amount equal to at least 25% of the retainer. The deferred amount will be reflected on the Company's records as Restricted Stock Units credited to an account maintained by the Company for each participant.

     The Restricted Stock Unit account maintained for each participant will consist of a Basic Account and a Premium Account. The number of Restricted Stock Units credited to a participant's Basic Account is determined by dividing the amount of the deferred retainer by the fair market value of a share of Common Stock on the last business day of the month in which the Company's Annual Meeting of Stockholders is held for that year. The number of Restricted Stock Units concurrently credited to a participant's Premium Account will equal one third the number credited to the participant's Basic Account.

     All Restricted Stock Units credited to a participant's Basic Account will be fully vested and nonforfeitable. All Restricted Stock Units credited to a participant's Premium Account become fully vested and nonforfeitable on the first day of the third plan year following the date such Restricted Stock Units are credited to the participant's Premium Account. In addition, all Restricted Stock Units are immediately vested and nonforfeitable if a director terminates due to death, disability, normal retirement or terminates within 24 months following a "change of control" of the Company as defined in the Plan.

     The Plan provides that as cash dividends are paid on shares of Common Stock, an equivalent number of additional Restricted Stock Units will be credited to the participant's Restricted Stock Unit Account.

     PAYMENT OF ACCOUNTS. Payment of the vested Restricted Stock Units to a participant will commence in January of the year of payment specified by the participant in his or her initial deferral election, unless amended in accordance with the terms of the Plan. The total number of vested whole Restricted Stock Units in a participant's Restricted Stock Unit Account will be paid the participant in an equal number of whole shares of Company Common Stock. The participant may also elect in his or her initial deferral election to receive installment payments over a period not to exceed ten years. Payment may be made only in the form of the Company's Common Stock.

     The Plan is unfunded with respect to the Company's obligations to pay amounts due, and a participant's rights to receive any payment with respect to any Restricted Stock Unit shall be no greater that the rights of an unsecured general creditor of the Company. The Company may in its discretion establish one or more trusts to accumulate shares of Common Stock to fund all or part of the obligations of the Company pursuant to the Plan.

     SHARES SUBJECT TO THE PLAN. The maximum aggregate number of shares of Company Common Stock that may be issued under the Plan is 200,000 shares of authorized but unissued shares. An unlimited number of shares may be acquired by the Company to fund its obligations under the Plan. The number of shares that may be issued under the Plan is subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Common Stock.

     TERMINATION OR AMENDMENT OF THE PLAN. The Board may at any time amend, discontinue, or terminate the Plan or any part thereof; provided, however, that no amendment may adversely affect the right of any participant to have dividend units credited to a Restricted Stock Unit Account or to receive payment of any shares of Common Stock upon the payout of such accounts, unless the participant consents. Except as provided in the Plan, no amendment to the Plan that increases the number of authorized but unissued shares of Common Stock that may be issued under the Plan will be effective unless approved by the stockholders of the Company.

     PARTICIPATION AND ASSIGNABILITY. The right to have amounts credited to a Restricted Stock Unit Account and the right to receive payment with respect to such account under the Plan are not assignable or transferable and may not be subject to any encumbrances, liens, pledges, or charges of the participant or the claims of the participant's creditors. Neither the Plan nor any Restricted Stock Units granted under the Plan entitles any participant to any right to continue to serve as a director of the Company.

     FEDERAL TAX CONSEQUENCES. The following summarizes the consequences of the deferral of the retainer amount and the crediting of Restricted Stock Units under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, State and local income tax consequences are not discussed, and may vary from locality to locality.

     Participants are not taxed at the time of the deferral of the retainer or upon crediting of the Restricted Stock Units. Upon issuance of Company Common Stock to a participant in satisfaction of that participant's Restricted Stock Units, the participant will be taxed at ordinary income tax rates on the value of the Common Stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in the shares of Common Stock received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

     REQUIRED VOTE FOR APPROVAL. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED PLAN.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP, as independent public accountants, to audit the consolidated financial statements of Tower Automotive for the year ending December 31, 2000, and to perform other appropriate services as directed by Tower Automotive's management and the Board of Directors.

     A proposal will be presented at the meeting to ratify the appointment of Arthur Andersen LLP as Tower Automotive's independent public accountants. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by Proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS TOWER AUTOMOTIVE'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, Tower Automotive has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

                               SECURITY OWNERSHIP

     Unless otherwise noted, the following table sets forth certain information regarding ownership of the Common Stock as of March 1, 2000 by (i) the beneficial owners of more than 5% of the Common Stock of Tower Automotive, (ii) each director, director nominee and named executive officer of Tower Automotive and (iii) all directors and executive officers of Tower Automotive as a group. To the knowledge of Tower Automotive, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

                                                              BENEFICIAL OWNERSHIP OF
                                                                   COMMON STOCK
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
           DIRECTORS OFFICERS AND 5% STOCKHOLDERS              SHARES        CLASS
           --------------------------------------             ---------    ----------
S.A. Johnson................................................    372,062         *
Dugald K. Campbell(1).......................................    521,339      1.1%
James W. Arnold.............................................      3,750         *
Anthony A. Barone...........................................     60,645         *
Richard S. Burgess..........................................     42,829         *
Luigi Candusso..............................................     90,577         *
Tom G. Pitser...............................................     59,152         *
Scott D. Rued...............................................     83,228         *
Paul D. Rysenga.............................................     47,665         *
Kim B. Clark................................................     39,000         *
Jurgen M. Geissinger........................................         --        --
F.J. Loughrey...............................................     43,000         *
James R. Lozelle(2).........................................    483,819      1.0%
Enrique Zambrano............................................         --        --
American Express Company(3).................................  3,891,930      8.3%
Capital Research and Management Co.(4)......................  3,688,000      7.9%
Morgan Stanley Dean Witter & Co.(5).........................  2,813,388      6.0%
Lazard Freres & Co. LLC(6)..................................  2,666,887      5.7%
All Directors and Officers as a group (14 persons)..........  1,848,289      3.9%

-------------------------
* Less than one percent.

(1) Includes: (i) 365,309 shares held in an annuity trust, of which Mr. Campbell is the trustee; (ii) 9,781 shares held in an annuity trust, of which Mr. Campbell's wife is the trustee, and (iii) 77,500 shares issuable upon the exercise of currently exercisable options held by Mr. Campbell. Mr. Campbell disclaims beneficial ownership of the shares held by his wife and in trust.

(2) Includes: (i) 163,882 shares of Common Stock issuable upon the conversion of Convertible Notes, and (ii) 299,468 shares issuable upon the exercise of currently exercisable options held by Mr. Lozelle.

(3) American Express Company ("AEC") and American Express Financial Corporation ("AEFC") each reported as of December 31, 1999 shared dispositive power with respect to 3,891,930 shares of Common Stock and shared voting power with respect to 145,000 shares of Common Stock. The address for AEC is American Express Tower, 200 Vesey Street, New York, New York 10285 and the address for AEFC is IDS Tower 10, Minneapolis, Minnesota 55440.

(4) Capital Research and Management Company reported as of February 10, 2000 sole dispositive power with respect to 3,688,000 shares of Common Stock. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(5) Morgan Stanley Dean Witter & Co. reported as of February 4, 2000 shared voting power with respect to 2,721,088 shares of Common Stock and shared dispositive power with respect to 2,813,388 shares of Common Stock. The address for Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, New York 10036.

(6) Lazard Freres & Co. LLC reported as of February 2, 2000 sole voting power with respect to 2,250,990 shares of Common Stock and sole dispositive power with respect to 2,666,887 shares of Common Stock. The address for Lazard Freres & Co. LLC is 30 Rockefeller Plaza, New York, New York 10020.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation packages for the years ended December 31, 1999, 1998 and 1997 for Tower Automotive's chief executive officer's and the four other most highly compensated executive officers (the "Named Executive Officers").

                                                                               LONG-TERM
                                                ANNUAL COMPENSATION           COMPENSATION
                                         ----------------------------------   ------------
                                                               OTHER ANNUAL     OPTIONS       ALL OTHER
            NAME AND                      SALARY     BONUS     COMPENSATION     GRANTED      COMPENSATION
       PRINCIPAL POSITION         YEAR    ($)(1)     ($)(2)        ($)            (#)           ($)(5)
       ------------------         ----    ------     ------    ------------     -------      ------------
Dugald K. Campbell..............  1999   $531,690   $248,400     $    --        115,000        $18,783
  President and Chief             1998    487,812    200,000          --        100,000         19,392
  Executive Officer               1997    386,250    585,000          --         40,000         11,069
Anthony A. Barone...............  1999    254,443    137,500          --         50,000         17,117
  Vice President and              1998    218,222     57,500          --         40,000         17,211
  Chief Financial Officer         1997    165,750    180,000          --         20,000         12,526
Luigi Candusso..................  1999    243,417    100,000          --         40,000         17,128
  Vice President                  1998    220,344         --      38,246(3)      40,000         17,166
                                  1997    173,750    185,000          --         30,000         12,298
Tom G. Pitser...................  1999    247,482     96,000          --         40,000         17,040
  Vice President                  1998    220,787     68,100          --         40,000         17,352
                                  1997    174,738    180,000          --         40,000         12,157
Jim Arnold......................  1999    210,319         --          --         15,000          9,598
  Vice President(4)               1998     57,517         --          --         15,000            214

-------------------------
(1) Includes amounts deferred by employees under Tower Automotive's 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2) Represents amounts earned under the Company's bonus plan, but excludes amounts foregone at the election of the Named Executive Officer and payable in shares of the Company's Common Stock under the Tower Automotive's Key Leadership Deferred Income Stock Purchase Plan, as reported in the Long-Term Incentive Plan table.

(3) Represents reimbursement of relocation costs in 1998.

(4) Mr. Arnold became an employee of the Company on September 16, 1998.

(5) The amounts disclosed in this column include: (a) amounts contributed by Tower Automotive to Tower Automotive's 401(k) employees savings plan and profit sharing plan, and (b) dollar value of premiums paid by Tower Automotive for term life insurance on behalf of the named executive officers as follows:

                                                                        1999       1998      1997
                                                                        ----       ----      ----
    D.K. Campbell...............................................  (a)  $15,747   $ 16,528   $11,069
                                                                  (b)    3,036      2,864        --
    A.A. Barone.................................................  (a)   15,797     16,480    12,180
                                                                  (b)    1,320        731       346
    L. Candusso.................................................  (a)   15,872     16,435    11,945
                                                                  (b)    1,256        731       353
    T.G. Pitser.................................................  (a)   15,797     16,142    11,639
                                                                  (b)    1,243      1,210       518
    J.W. Arnold.................................................  (a)    8,949         --        --
                                                                  (b)      649        214        --

OPTION GRANT TABLE

     The following table shows all grants of options to acquire shares of Tower Automotive Common Stock to the Named Executive Officers under the Stock Option Plan during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             NUMBER OF                                              POTENTIAL REALIZABLE VALUE AT
                             SECURITIES    % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                             UNDERLYING     OPTIONS                                 STOCK PRICE APPRECIATION FOR
                              OPTIONS      GRANTED TO     EXERCISE                         OPTION TERM(2)
                              GRANTED     EMPLOYEES IN      PRICE      EXPIRATION   -----------------------------
           NAME                (#)(1)     FISCAL YEAR    (PER SHARE)      DATE           5%              10%
           ----              ----------   ------------   -----------   ----------        --              ---
D.K. Campbell..............   115,000         9.6%         $19.25       3/2/2009     $1,392,215      $3,528,147
A.A. Barone................    50,000         4.2%          19.25       3/2/2009        605,311       1,533,977
L. Candusso................    40,000         3.3%          19.25       3/2/2009        484,249       1,227,182
T.G. Pitser................    40,000         3.3%          19.25       3/2/2009        484,249       1,227,182
J.W. Arnold................    15,000         1.2%          19.25       3/2/2009        181,593         460,193

-------------------------
(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises depend on future performance of Tower Automotive's Common Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table shows aggregate exercise of options in the year ended December 31, 1999 by the Named Executive Officers and the aggregate number and value of unexercised options held by each Named Executive Officer as of December 31, 1999.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                     NUMBER OF             VALUE OF
                                                                    UNEXERCISED      UNEXERCISED IN-THE-
                                                                     OPTIONS AT         MONEY OPTIONS
                                                                    YEAR-END(#)         YEAR-END($)(2)
                                         SHARES         VALUE      --------------    --------------------
                                       ACQUIRED ON     REALIZED     EXERCISABLE/         EXERCISABLE/
               NAME                    EXERCISE(#)      ($)(1)     UNEXERCISABLE        UNEXERCISABLE
               ----                    -----------     --------    -------------        -------------
D.K. Campbell.....................       40,000        $731,846    45,000/220,000         $0/$78,750
A.A. Barone.......................       18,000         337,642    20,000/92,500           0/39,375
L. Candusso.......................        4,000          75,564    44,000/92,500        162,375/59,063
T.G. Pitser.......................           --              --    30,000/90,000             0/0
J.W. Arnold.......................           --              --     3,750/26,250             0/0

-------------------------
(1) Represents the aggregate market value of shares acquired at time of exercise, less aggregate exercise price paid by the employee to Tower Automotive.

(2) Values are based on the difference between the closing bid price of Tower Automotive's Common Stock on December 31, 1999 ($15.4375) and the exercise prices of the options.

                            LONG-TERM INCENTIVE PLAN

                                                         NUMBER OF SHARES,        PERFORMANCE OR OTHER
                                                          UNITS OR OTHER         PERIOD UNTIL MATURATION
                       NAME                                RIGHTS(#)(1)               OR PAYOUT(2)
                       ----                              -----------------       -----------------------
D.K. Campbell.....................................           47,193.89                   3 years
A.A. Barone.......................................           11,195.93                   3 years
L. Candusso.......................................           12,213.75                   3 years
T.G. Pitser.......................................           11,725.19                   3 years
J.W. Arnold.......................................           13,435.12                   3 years

-------------------------
(1) Represents the number of units credited to an employee's account under the terms of the Company's Key Leadership Deferred Income Stock Purchase Plan (the "DISP Plan"). Under the terms of the DISP Plan, participants may elect to defer all or a portion (but not less than 25%) of their cash bonus payment. Deferred amounts are credited in stock units, based on the value of the Company's stock as of the end of the month in which the bonus would have been paid to the employee. Stock units are payable only in shares of the Company's common stock. Includes the following number of restricted stock units credited to each of the Named Executive's premium account, as described in footnote 2 below: D.K. Campbell -- 11,798.47, A.A.
    Barone -- 2,798.98, L. Candusso -- 3,053.44, T.G. Pitser -- 2,931.30, and
    J.W. Arnold -- 3,358.78.

(2) Under the terms of the DISP Plan, the number of restricted stock units credited to a participant's basic account is required to equal the amount of the deferred bonus, divided by the value of a share of the Company's common stock on the last day of the month in which the cash bonus would otherwise be paid. In addition, participants are concurrently credited with additional stock units to a separate Premium Account equal to one-third of the number of the restricted stock units credited to their basic account. Restricted stock units credited to this Premium Account do not vest until the first day of the third plan year following the date the units are credited to a participant's account, provided that the participant is then a colleague of the Company. The DISP Plan allows for accelerated vesting in the event of a participant's death, disability, retirement or termination during a period of 24 months following a change in control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Tower Automotive specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following has been submitted by the Compensation Committee:

GENERAL EXECUTIVE OFFICER COMPENSATION POLICIES

     The Compensation Committee, which was established in connection with Tower Automotive's initial public offering of Common Stock in August 1994, is responsible for developing and recommending Tower Automotive's executive compensation policies to the Board of Directors. The Compensation Committee believes that executive compensation should be related to the value created for Tower Automotive's stockholders. The executive officer compensation program has been designed to attract and retain highly qualified and motivated employees and to reward superior performance.

     The combination of both cash compensation (salary and performance bonus) and equity-based compensation are intended to encourage and reward near-term objectives, such as financial performance, and Tower Automotive's long-term goals, such as continuous improvement in customer and colleague satisfaction, and the growth and prosperity of Tower Automotive and its stakeholders.

SALARY AND BONUS

     In general, the base salaries of Tower Automotive's executive officers are established at levels believed to be at or below market rates. Each year, the committee reviews compensation data from outside consultants, available survey information and data from companies of comparable size and performance in ascertaining comparable salary rates. Subject to Committee approval, the base salaries are set at or below comparable market rates. To provide performance incentives and to compensate for the below-peer salary rates, Tower

Automotive provides for annual cash awards that are payable if Tower Automotive meets or exceeds certain predetermined goals established and approved by the Board of Directors.

     Tower Automotive's bonus program is comprised of three principle factors. First, the Committee establishes a target for each officer expressed as a percentage of salary. Second, a financial performance factor is determined that creates a minimum performance requirement and recognition of performance related to expectations. Third, a team performance factor relating to progress toward company goals and an individual leadership initiative are established. The bonus is payable only if the minimum financial performance, the team performance and the individual leadership initiative are achieved.

     Currently, and for the past fiscal year, the financial performance factor has been based on achievement of a predetermined goal for return on sales. This goal for return on sales is approved by the Committee, after taking into consideration investor expectations, historical Company performance and expected continuous improvement.

     The achievement of team objectives and the personal leadership initiative (established for each officer and approved by the Committee or Board of Directors) are based on indicators of progress toward the long-term goals of Tower Automotive, consistent with Tower Automotive's approach to values based leadership. The Committee approves the achievement of team objectives and personal leadership initiatives based on a determination by the colleague's mentor, or in the case of the CEO, by the Committee or Board of Directors. To counterbalance the near-term objectives of financial performance, the team objectives and individual leadership initiatives are intended to reward and promote the attainment of long-term objectives. Achievement is based on measures of Tower Automotive goals of customer satisfaction, colleague satisfaction and Company growth and prosperity. The goal of Company growth and prosperity is primarily focused on the enhancement of stockholder value, taking into consideration progress toward obtaining new customers, securing new technology, expanding global presence, expanding business with existing customers, as well as improving earnings per share and the market value of Tower Automotive's stock.

     In addition to the above-referenced objective factors, the Compensation Committee has the right to adjust bonus payments based upon its evaluation of Tower Automotive's performance relative to the overall economy and specific market considerations. This discretion is intended to better align potential plan payout as an indication of overall Company performance.

LONG-TERM EQUITY INCENTIVES

     The long-term equity incentives consist of awards under the Plan administered by the Compensation Committee. Pursuant to the terms of the Plan, options are granted at an exercise price equal to Tower Automotive's Common Stock price on the date the options are granted. The Compensation Committee believes the Plan aligns management's long-term interests with stockholder interests, as the ultimate compensation is based upon Tower Automotive's stock performance. The Compensation Committee also believes the Plan is a cost effective method of providing key management with long-term compensation. The Compensation Committee approves the employees who participate in the Plan based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. The Compensation Committee determines the number of shares to be optioned to each colleague based upon individual performance, responsibility and level of cash compensation. The Compensation Committee may also, based on the recommendation of the Board of Directors, approve the issuance of stock option agreements not in connection with the Plan.

     The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company's Named Executive Officers. Certain compensation that qualifies as "performance-based" under IRS guidelines is not subject to this limit. Stock options granted under the Company's stock option plan is designed to qualify as performance-based compensation thereby permitting the Company to deduct the related expenses. The Compensation Committee believes that these limitations should not cause the Company to be denied a deduction for 1999 compensation paid to the Named Executive Officers. The Compensation Committee will continue to work to structure components of its executive compensation to achieve the maximum deductibility under the Internal Revenue Code in a manner consistent with its compensation goals and the Company's values.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In 1999, the salary of Dugald K. Campbell, Tower Automotive's Chief Executive Officer, was set at $531,690, based upon the factors described above for establishing the salaries of Tower Automotive's executive officers. Mr. Campbell's bonus is determined under the same criteria used for other executive officers of Tower Automotive, except that the evaluation of whether the predetermined goals and criteria have been satisfied are determined by the Committee or the Board of Directors. A bonus of $828,000 was earned by Mr. Campbell for 1999 (70% of which was deferred under the terms of the Key Leadership Deferred Income Stock Purchase Plan) based on Tower Automotive and Mr. Campbell exceeding both the financial performance criteria, Company goals and personal performance criteria, respectively. Stock options are granted to the CEO under the same criteria referenced above, as a result of which Mr. Campbell was granted an option for 115,000 shares of Tower Automotive's common stock at an exercise price equal to the market value on the date of grant.

     The foregoing report has been approved by all members of the Compensation Committee.

                                          Compensation Committee:

                                          Kim B. Clark
                                          F.J. Loughrey

                               PERFORMANCE GRAPH

     The following graph compares Tower Automotive's cumulative total stockholder return since December 31, 1994 with the Standard & Poor's 500 Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following: Amcast Industrial Corporation, Borg-Warner Automotive, Inc., BREED Technologies, Inc., Citation Corporation, Collins & Aikman Corporation, Control Devices, Inc., Dana Corporation, Donnelly Corporation, Dura Automotive Systems, Inc., Eaton Corporation, Gentex Corporation, Hayes Lemmerz International, Inc., Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Magna International Inc., MascoTech, Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Simpson Industries, Inc., The Standard Products Company, STRATTEC Security Corporation, Superior Industries International, Inc., TRW Inc. and Walbro Corporation. The comparison is based on the assumption that $100.00 was invested on December 31, 1994 in each of the Common Stocks, the Standard & Poor's 500 Index ("S&P 500 Index") and the OEM Automotive Supplier Composite Index with dividends reinvested.

  COMPARISON OF TOTAL RETURN AMONG STANDARD & POOR'S 500 INDEX, OEM AUTOMOTIVE
              SUPPLIER COMPOSITE INDEX AND TOWER AUTOMOTIVE, INC.
[PERFORMANCE GRAPH]

                                                           TWR                    OEM SUPPLIERS                  S&P 500
                                                           ---                    -------------                  -------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 194.40                      113.50                      134.10
12/31/96                                                 347.20                      152.10                      161.30
12/31/97                                                 467.40                      188.70                      211.30
12/31/98                                                 554.20                      183.80                      267.60
12/31/99                                                 343.10                      175.00                      319.90

                         OTHER COMPENSATORY AGREEMENTS

     S.A. Johnson and Scott Rued are partners in Hidden Creek Industries, an affiliate of Tower Automotive. During 1999, Tower Automotive made payments to Hidden Creek Industries for certain acquisition related assistance such as initiating contacts, due diligence, financing, contract negotiation and modeling and for various other management services totaling $3.1 million.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Tower Automotive, Onex and certain stockholders including J2R, S.A. Johnson, Scott Rued and James Lozelle, the former stockholders of Edgewood, including James Lozelle's brother, and MascoTech are parties to a registration agreement pursuant to which Tower Automotive has granted certain rights to register shares of Tower Automotive's Common Stock.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting in 2001 must be received by the secretary of Tower Automotive, Inc., 4508 IDS Center, Minneapolis, Minnesota, 55402, not later than December 11, 2000 to be considered for inclusion in Tower Automotive's 2001 Proxy materials. As of March 24, 2000, no proposals to be presented at the 2000 Annual Meeting had been received by Tower Automotive. If Tower Automotive receives notice of a stockholder proposal after February 24, 2001, the persons named as proxies for the 2001 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at the meeting.

                             ADDITIONAL INFORMATION

     This solicitation is being made by Tower Automotive. All expenses of Tower Automotive in connection with this solicitation will be borne by Tower Automotive. Tower Automotive will request brokerage firms, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and Tower Automotive's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     Tower Automotive will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of Tower Automotive's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Tower Automotive, Inc., 4508 IDS Center, Minneapolis, MN 55402.

     PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE OR COMPLY WITH THE PROCEDURES FOR VOTING BY TELEPHONE.

                                          By Order of the Board of Directors,

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          Secretary

April 10, 2000

                                                                      APPENDIX A

                             TOWER AUTOMOTIVE, INC.
                     DIRECTOR DEFERRED STOCK PURCHASE PLAN

1. PURPOSE.

     The purposes of the Tower Automotive Director Deferred Stock Purchase Plan (the "Plan") are (i) to provide Outside Directors of Tower Automotive, Inc. (the "Company") the opportunity to acquire and to increase his or her equity interest in the Company, (ii) to attract and retain individuals to serve as directors of the Company, and (iii) to align their interests with interests of the stockholders of the Company. To achieve these purposes, the Plan permits each Outside Director to defer and invest all or part of his or her annual director retainer fee ("Retainer") in restricted stock units ("Restricted Stock Units") equivalent to shares of Common Stock of the Company.

2. EFFECTIVE DATE, TERM AND PLAN YEAR.

     The Plan shall be effective upon its approval by stockholders at the 2000 annual meeting of stockholders. The Plan shall remain in effect until terminated by the Board. Each Plan Year shall begin on the date of the Company's Annual Meeting of Stockholders for that year and shall end on the date immediately preceding the date of the Company's Annual Meeting of Stockholders for the succeeding year.

3. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee of the Board ("Committee"), or such other committee designated by the Board.

4. ELIGIBILITY.

     Directors of the Company who qualify as Outside Directors are entitled to participate in the Plan. An Outside Director is any director of the Company who
(a) is not a contractual nor common law employee of the Company or any of its Subsidiaries or Affiliates, or (b) does not directly or indirectly own beneficially more then five percent (5%) of any outstanding security of the Company, including being a stockholder, owner, partner, director, or holder of more than ten percent (10%) of the equity of capital of any entity which owns beneficially more than five percent (5%) of any outstanding security of the Company.

5. ELECTION TO PARTICIPATE.

     (a) TIME AND FILING. Each Outside Director becomes a Participant in the Plan by filing with the Committee an "Election to Participate" for each Plan Year. An Election to Participate must be filed not later the last business day immediately preceding the first day of the Plan Year for which the Outside Director desires to participate.

     (b) FORM. An election to participate (the "Deferral Election") shall be made in writing on a form prescribed by the Committee (the "Election to Participate").

     (c) CONTENT. Each Outside Director may elect to defer the payment of all or part of the Retainer which otherwise would be paid to him or her for a Plan Year. Such election must (i) be made on the Election to Participate, (ii) designate the percentage (not less than 25% or in intervals of five (5) percentage points above 25%) of the Retainer to be deferred for the Plan Year (the "Deferred Percentage"), (iii) specify the year of payment (not less than three (3) Plan Years after the year for which the Deferral Election is made),
(iv) designate the type of payment in accordance with Section 9(c) ("Payment Election"), and (v) designate one or more beneficiaries ("Beneficiaries") to receive any credits in the Participant's Stock Unit Account at the date of his or her death. The Deferred Percentage may change from Plan Year to Plan Year, but for a particular Plan Year may not be changed after the Deferral Election is made for that Plan Year. The Payment Election may also be changed, but not later than 12 months prior to the date the payment is to commence.

Provided that the Outside Director is eligible to participate in the Plan, the terms of an Election to Participate will continue in effect for subsequent Plan Years until a new Election to Participate is timely filed with respect to a subsequent Plan Year.

6. CREDITS TO ACCOUNTS.

     Deferrals pursuant to Section 5(c) shall be credited in Restricted Stock Units to a bookkeeping reserve account maintained by the Company for each Participant ("Restricted Stock Unit Account") as of the last business day of the month in which the Company's Annual Meeting of Stockholders is held for that year.

     The Restricted Stock Unit Account shall consist of a Basic Account and a Premium Account. The number of Restricted Stock Units credited to a Participant's Basic Account shall be the number determined by dividing one hundred percent (100%) of the Deferral by the Fair Market Value (as defined in Section 15(f) hereof) of a Share on the last business day of the month in which the Company's Annual Meeting of Stockholders is held for that year. The number of Restricted Stock Units concurrently credited to a Participant's Premium Account shall equal one-third (1/3) the number credited to the Participant's Basic Account based upon such Deferral. Such calculations of Restricted Stock Units shall be carried to three decimal places.

     The value of the Restricted Stock Units credited to the Participant's Restricted Stock Unit Account shall constitute the Participant's entire benefit under the Plan, subject to forfeiture of nonvested Units in the Participant's Premium Account as provided in the Plan.

7. ADDITIONS TO RESTRICTED STOCK UNIT ACCOUNTS.

     As of the payment date of each cash dividend payable with respect to Shares, there shall be credited respectfully to the Basic and Premium Restricted Stock Unit Account of each Participant an additional number of Restricted Stock Units ("Dividend Units") equal to the per share dividend payable on such date multiplied by the number of Restricted Stock Units held respectively in his or her Basic and Premium Restricted Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and divided by the Fair Market Value of a Share on such business day. For purposes of this Section 7, the term cash dividend shall include all dividends payable in cash or other property. The calculation of additional Restricted Stock Units shall be carried to three decimal places.

8. VESTING OF ACCOUNTS.

     (a) BASIC ACCOUNTS: All Restricted Stock Units credited to a Participant's Basic Account (and the Dividend Units attributable thereto) shall at all times be fully vested and nonforfeitable.

     (b) PREMIUM ACCOUNTS: All Restricted Stock Units credited to a Participant's Premium Account (and the Dividend Units attributable thereto) shall become one hundred percent (100%) vested and nonforfeitable on the first day of the third (3rd) Plan Year following the date such Restricted Stock Units are credited to the Participant's Premium Account, provided that the Participant is then an Outside Director of the Company. If a Participant's status as an Outside Director terminates due to (i) death, (ii) disability (as determined by the Committee), (iii) Normal Retirement (which unless otherwise determined by the Committee shall mean retirement on or after reaching age 65 and having served as an Outside Director for a period of at least three (3) years, or (iv) terminates for any reason within twenty-four (24) months following a Change in Control, all unvested Restricted Stock Units and Dividend Units will immediately become one hundred percent (100%) vested and nonforfeitable. Additionally, the Committee, in its sole discretion, may accelerate a Participant's vested percentage if it determines that such action would be consistent with the purposes of the Plan or otherwise in the best interest of the Company.

9. PAYMENT OF ACCOUNTS.

     (a) TIME OF PAYMENT: Payment of the vested Restricted Stock Units to a Participant shall commence in January of the year of payment specified by the Participant in his or her Deferral Election. If a Participant dies before the Participant's Restricted Stock Unit Account has been fully distributed, an immediate lump sum distribution of the Restricted Stock Unit Account shall be made to the Participant's Beneficiary or Beneficiaries in the proportions designated by such Participant.

     (b) FORM OF PAYMENT: The total number of vested whole Restricted Stock Units in a Participant's Restricted Stock Unit Account shall be paid to the Participant in an equal number of whole Shares. If installment payments are elected, the number of Shares to be paid shall be determined initially by dividing the number of vested Restricted Stock Units in the Restricted Stock Unit Account by the number of installment payments to be paid rounded to the nearest number of whole Restricted Stock Units. Each subsequent installment payment shall be determined by dividing the number of then vested Restricted Stock Units remaining in the Restricted Stock Unit Account by the number of installments remaining to be paid and rounding to the nearest number of whole Restricted Stock Units. The Company shall issue and deliver to the Participant Share certificates in payment of Restricted Stock Units as soon as practicable following the date on which the Restricted Stock Units, or any portion thereof, become payable.

     (c) TYPE OF PAYMENT: Payments of Shares will be made from the Restricted Stock Unit Account of a Participant in whichever of the following methods the Participant elects at the time of the deferral election:

          (ii) A single lump sum.

          (iii) Annual installments over a period not to exceed ten (10) years, as the Participant shall elect.

     If all or any portion of the Restricted Stock Unit Account is to be distributed in installments, the portion of the Participant's Restricted Stock Unit Account being held for future distribution shall continue to be credited with additional Dividend Units as provided in Section 7.

     (d) ACCELERATED PAYMENT: Notwithstanding any Payment Election made by the Participant, if the Participant terminates service as an Outside Director for any reason prior to Normal Retirement (other than because of disability or death), the Committee, in its discretion, may elect to direct the Company to pay the entire vested amount of the Participant's Restricted Stock Unit Account in a single lump sum.

10. SHARES SUBJECT TO THE PLAN.

     Shares that may be issued under the Plan may be acquired by the Company in open-market transactions, consistent with all applicable rules and regulations regarding the repurchase of securities, or may consist of authorized but unissued shares. Subject to adjustment as provided in Section 11, the number of authorized but unissued shares which may be issued under this Plan shall not exceed 200,000 shares.

11. ADJUSTMENTS.

     In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Committee in its sole discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of authorized but unissued Shares that may be issued under the Plan, and (ii) each Restricted Stock Unit or Dividend Unit held in the Restricted Stock Unit Accounts. Any adjustments described in the preceding sentence shall be carried to three decimal places.

12. TERMINATION OR AMENDMENT OF PLAN.

     (a) IN GENERAL: The Board may, at any time by resolution, terminate, suspend or amend this Plan. If the Plan is terminated by the Board, no Deferrals may be credited after the effective date of such termination, but previously credited Restricted Stock Units and Dividend Units shall remain in effect in accordance with the terms and conditions of the Plan.

     (b) LIMITATIONS: No amendment may adversely affect the right of any Participant to have Dividend Units credited to a Restricted Stock Unit Account or to receive payment of any Shares pursuant to the payout of such accounts, unless such Participant consents in writing to such amendment. No amendment to the Plan which increases the number of authorized but unissued Shares which may be issued under this Plan shall be effective unless approved by the stockholders of the Company.

13. COMPLIANCE WITH LAWS.

     (a) The obligations of the Company to issue any Shares under this Plan shall be subject to all applicable laws, rules, regulations and restrictions, and the obtaining of all such approvals by governmental agencies or stock exchanges or markets on which the Common Stock is listed or traded, and the Company may place appropriate legends on stock certificates relating to the foregoing, as the Board may deem necessary or appropriate.

     (b) Subject to the provisions of Section 12, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

14. UNFUNDED PLAN.

     Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a fiduciary relationship between the Company and Participant, the Participant's designee or any other person. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due, and a Participant's rights to receive any payment with respect to any Restricted Stock Unit Account shall be not greater than the rights of an unsecured general creditor of the Company.

     The Company may establish a Rabbi Trust to accumulate Shares to fund all or part of the obligations of the Company pursuant to this Plan. Payment from the Rabbi Trust of amounts due under the terms of this Plan shall satisfy the obligation of the Company to make such payment. In no event shall any Participant be entitled to receive payment of an amount from the Company which the Participant received from the Rabbi Trust.

15. DEFINITIONS.

     Whenever used in the Plan, the following terms shall have the meanings set forth in this Section 15.

          (a) "AFFILIATE" means a corporation or other entity controlling, controlled by or under common control with the Company.

          (b) "BOARD OF DIRECTORS" OR "BOARD" means the Board of Directors of Tower Automotive, Inc., a Delaware corporation, at the time the term is applied.

          (c) "CHANGE IN CONTROL" means a change in control of the Company of such a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change in Control shall be deemed to have occurred if:

             (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

             (ii) At any time a majority of the Board of Directors of the Company is comprised of other than Continuing Directors (for purposes of this paragraph, the term Continuing Director means a director who was either (A) first elected or appointed as a Director prior to the date this Plan was adopted by the Board; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

             (iii) Any of the following occur:

                (A) Any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

                (B) Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company which shall include, without limitation, the sale of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company on a consolidated basis;

                (C) Any liquidation or dissolution of the Company;

                (D) Any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

                (E) Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

          (d) "COMMITTEE" means the Compensation Committee of the Board, or other Committee designated by the Board to be the administrator of the Plan, at the time the term is applied.

          (e) "COMMON STOCK" means the common stock of the Company, par value $.01 per share.

          (f) "COMPANY" means Tower Automotive, Inc., a Delaware corporation, and includes subsidiaries or affiliates where appropriate in the context in which it is used.

          (g) "DEFERRAL" means the dollar amount of a Participant's Retainer which is deferred in a particular Plan Year.

          (h) "FAIR MARKET VALUE" of a Share means, for any particular date, (i) for any period during which the Share shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price per Share on such exchange or the NASDAQ as of the close of such trading day or (ii) for any period during which the Share shall not be listed for trading on a national securities exchange or NASDAQ, the market price per Share as determined by a qualified appraiser selected by the Board. If Fair Market Value is to be determined on a day when the markets are not open, Fair Market Value on that day shall be the Fair Market Value on the most recent preceding day when the markets were open.

          (i) "PARTICIPANT" means an Outside Director who has filed an Election to Participate as provided in Section 5 of the Plan.

          (j) "RABBI TRUST" means a Trust established by an agreement between the Company and a Trustee with such terms and conditions as the Company, in its discretion, shall determine, for the purpose set forth in Section 14 of the Plan.

          (k) "SHARE" means a share of Common Stock.

          (l) "SUBSIDIARY" means a corporation or other entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power of all shares of outstanding securities of such corporation or other entity.

          (m) OTHER TERMS DEFINED IN THE PLAN.

          The following terms shall have the meanings defined respectively in the Section of the Plan set opposite each term.

                            TERM                                SECTION
                            ----                                -------
Basic Account...............................................       6
Beneficiary.................................................       5(c)
Dividend Unit...............................................       7
Deferred Percentage.........................................       5(c)
Deferral Election...........................................       5(b)
Payment Election............................................       5(c)
Premium Account.............................................       6
Restricted Stock Units......................................       1
Restricted Stock Unit Account...............................       6
Retainer....................................................       1

16. MISCELLANEOUS.

     (a) ASSIGNMENT; ENCUMBRANCES: The right to have amounts credited to a Restricted Stock Unit Account and the right to receive payment with respect to such Restricted Stock Unit Account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges, or charges of the Participant or to claims of the Participant's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any Restricted Stock Unit shall be null and void and of no force and effect whatsoever.

     (b) DESIGNATION OF BENEFICIARIES: A Participant may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which becomes payable after the Participant's death. If at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Participant's death shall have died before the payment became due and the Participant has failed to designate a beneficiary to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the personal representative of the Participant's estate.

     (c) ADMINISTRATION: The Committee shall administer the Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. In addition, the Committee may appoint other individuals, firms or organizations to act as agent of the Company carrying out administrative duties under the Plan. Except as may be provided in a Rabbi Trust, the decisions of the Committee, including, but not limited to, interpretations and determinations of amounts due under this Plan, shall be final and binding on all parties.

     (d) GOVERNING LAW: The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Michigan without regard to its conflict of law rules, and applicable federal law.

     (e) RIGHTS AS A STOCKHOLDER: A Participant shall have no rights as a stockholder with respect to a Restricted Stock Unit until the Participant actually becomes a holder of record of Shares distributed with respect thereto.

     (f) NOTICES: All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Participant at the address contained in the records of the Company or to the Company at its principal office, as applicable.

     I certify that this Plan was adopted by the Board of Directors of Tower Automotive, Inc., a Delaware Corporation, on April 10, 2000, and approved by vote of its stockholders on May 18, 2000.

     Dated: May 18, 2000.

                                          /s/ James N. DeBoer
                                          James N. DeBoer
                                          Secretary
                                          Tower Automotive, Inc.